CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of 1290 Funds of our report dated December 20, 2024, relating to the financial statements and financial highlights of the funds listed in Appendix 1, which appears in 1290 Funds’ Certified Shareholder Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy”, “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 25, 2025

Appendix 1

1290 Diversified Bond Fund	1290 Retirement 2030 Fund
1290 Essex Small Cap Growth Fund	1290 Retirement 2035 Fund
1290 GAMCO Small/Mid Cap Value Fund	1290 Retirement 2040 Fund
1290 High Yield Bond Fund	1290 Retirement 2045 Fund
1290 Loomis Sayles Multi-Asset Income Fund	1290 Retirement 2050 Fund
1290 Multi-Alternative Strategies Fund	1290 Retirement 2055 Fund
1290 Retirement 2020 Fund	1290 SmartBeta Equity Fund
1290 Retirement 2025 Fund	1290 Avantis U.S. Large Cap Growth Fund